Exhibit 1.01

Enerflex Ltd.

Conflict Minerals Report

Company and Product Overview

The Company

On October 13, 2022, Enerflex acquired Exterran Corporation (“Exterran”), creating a premier integrated global provider of energy infrastructure and energy transition solutions. With enhanced scale and capabilities, Enerflex is optimally positioned to serve customers in key natural gas, energy transition, and water treatment markets, which is expected to enhance long-term shareholder value through sustainable improvements in efficiency, profitability, and cash flow generation. Enerflex’s operations were very complementary with Exterran’s, and the combined company will diversify operations across key growth regions where the Company already has a presence, and to provide offerings to a broader base of customers. Additionally, Enerflex’s scale of operations and depth of technical expertise provides an advantage over competitors. Our product offerings have been strengthened by the acquisition. Energy Infrastructure covers critical infrastructure that Enerflex owns, operates, and manages under contract to its customers’ operations. Engineered Systems is the sale of customized modular natural gas-handling and low-carbon solutions, further enhanced by Exterran’s expanded capabilities which enable deeper removal of NGL’s, processing technology, and water treatment applications. The After-Market Services offerings include installation, commissioning, operations, maintenance, retrofits, rebuild, and parts sales, along with global support for all product lines.

Enerflex’s Vision of Transforming Energy for a Sustainable Future is supported by a long-term strategy that is founded upon the following key pillars: technical excellence in modularized energy solutions; profitable growth achieved through vertically integrated and geographically diverse product offerings; financial strength and discipline; and sustainable returns to shareholders. Through consistent execution of this strategy and regular evaluation of the Company’s capital allocation priorities and decisions, Enerflex has managed a resilient business to create shareholder value over its 40-plus-year history.

Enerflex delivers energy infrastructure and energy transition solutions across the globe by leveraging its enhanced presence in growing natural gas markets. The Company’s vertically integrated suite of product offerings includes processing, cryogenic, compression, refrigeration, electric power, and treated water solutions, spanning all phases of a project’s life-cycle, from front-end engineering and design to after-market service. Enerflex has proven expertise in delivering low-carbon solutions, including carbon capture utilization and storage, electrification, renewable natural gas, and hydrogen solutions, and works closely with its customers to help facilitate global decarbonization efforts.

Headquartered in Calgary, Alberta, Canada, the Company has nearly 5,000 employees worldwide. Enerflex, its subsidiaries, interests in associates and joint operations, operate in over 90 locations globally, including in: Canada, the United States of America (“USA”), Argentina, Bolivia, Brazil, Colombia, Ecuador, Mexico, Peru, the United Kingdom, the Netherlands, United Arab Emirates (“UAE”), Bahrain, Oman, Egypt, Kuwait, India, Iraq, Nigeria, Pakistan, Saudi Arabia, Australia, China, Indonesia, Malaysia, Singapore, and Thailand.

Enerflex has state-of-the-art fabrication and workshop facilities in Calgary, Alberta, Canada; Houston, Texas, USA; Broken Arrow, Oklahoma, USA; Sharjah, UAE; Brisbane, Queensland, Australia, delivering standard or custom, long-life operating systems – globally. Enerflex is one of the leading suppliers of natural gas compression infrastructure within the energy infrastructure market in the USA, Canada, Latin America, and the Middle East, with a global energy infrastructure fleet of nearly two million horsepower. The Company is a highly qualified service provider with industry-certified mechanics and technicians strategically situated across a network of service locations across the globe.

Energy Infrastructure

The Energy Infrastructure product line includes infrastructure solutions under contract for natural gas processing, compression, produced water, and electric power equipment. Our infrastructure is deployed across the globe, and provides comprehensive contract operations services to customers in each of those regions. Our Energy Infrastructure product line provides customers with trained personnel, equipment, tools, materials, and supplies to meet their natural gas processing, compression, produced water, and power generation needs, as well as designing, sourcing, installing, operating, servicing, repairing, and maintaining equipment owned by the Company necessary to provide these services.

Enerflex also leverages its extensive expertise in engineering, designing, manufacturing, constructing, operating, and maintaining natural gas compression and processing infrastructure solutions on a Build-Own-Operate-Maintain (BOOM) basis. Enerflex’s BOOM project model provides customers with an operational partnership that mitigates risk while keeping objectives aligned. Through this model, Enerflex handles all phases of a project, including the up-front cost of, and responsibility for, construction and commissioning, ensuring quality, safety, and reliability are consistent through the project life.

These activities give rise to the receipt of future cash payments of varying terms, even though they have different accounting treatments depending on the terms of the lease.

After-Market Services

Enerflex’s After-Market Services product line provides after-market mechanical services, parts distribution, operations and maintenance solutions, equipment optimization and maintenance programs, manufacturer warranties, exchange components, long-term service agreements, and technical services to our global customers. The product line operates through an extensive network of branch offices and generally provides its services at the customer’s wellsite location using trained technicians and mechanics. Enerflex’s after-market service and support business includes distribution and remanufacturing facilities, with significant presence situated in active natural gas producing areas, hundreds of service vehicles and skilled mechanics, and a sizable inventory of original equipment manufacturer (“OEM”) parts from key manufacturers. Enerflex services a large base of natural gas compression and storage facilities installed in North America, Latin America, and Eastern Hemisphere. In addition, Enerflex provides contract operations and maintenance for large natural gas facilities in the Middle East, Latin America, and other markets.

Engineered Systems

The Engineered Systems product line is comprised of the following product offerings: processing, cryogenic, compression, refrigeration, electric power, treated water, and carbon capture solutions. Enerflex can combine one or more of these product offerings into an Integrated Turnkey solution (“ITK”), including civil works, piping and structural fabrication, and electrical, instrumentation, controls, and automation, as well as installation and commissioning. Enerflex’s ITK offerings allows customers to simplify their supply chain, eliminate interface risk, and reduce the concept-to-commissioning cycle time of major projects.

Compression packages range from low-specification field compressors to high-specification process compressors for onshore and offshore applications. The Company provides retrofit solutions, including re-engineering, re-configuration, and re-packaging of compressors for various field applications. Processing equipment includes dehydration and liquids recovery, refrigeration and cryogenic processing, oil and natural gas separators, and amine sweetening to remove hydrogen sulfide or carbon dioxide. Electric power units can be natural-gas fired or electric. The Company also delivers systems to treat water from engineering to manufacturing, construction, and commissioning ranging in volumes from approximately 158 m3 to 160,000 m3 of water per day.

Based on our suppliers’ responses, Enerflex has determined many of the products we manufacture include gold, tantalum, tin and/or tungsten (collectively, “3TG materials”). These 3TG materials are necessary to the functionality or production of our products. Enerflex is required to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), as implemented through the Securities and Exchange Commission (“SEC”) Form SD (“Rule 13p-1”), which requires, among other things, that it file this Conflict Minerals Report (this “Report”). This Report covers the period from January 1, 2022 through December 31, 2022.

Conflict Minerals Program Overview

Enerflex has taken a number of steps to implement a conflict minerals compliance program, including:

•	Enerflex has assembled an internal team to support supply chain due diligence.

•

Enerflex is working with its suppliers, and has identified many of the smelters or refiners (“SORs”) in its supply chain and plans to take measures intended to increase the supplier response rate for its reasonable country of origin inquiry (“RCOI”) process.

•

Enerflex has compared its RCOI results with information collected via independent conflict free smelter validation programs such as the Conflict Free Smelter Program sponsored by the Conflict Free Sourcing Initiative (“CFSI”) an initiative of the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”).

•

Enerflex reports annually, as required by Rule 13p-1, on its sourcing due diligence efforts. This Report and the Form SD of which it is a part of are publicly available on our website at www.enerflex.com.

Rule 13p-1 requires that Enerflex conduct, in good faith, a RCOI that is reasonably designed to determine whether any of its 3TG materials originated in the Democratic Republic of the Congo or an adjoining country (each, a “covered country” and together, “DRC”). For 3TG materials that, based on our RCOI, Enerflex knows originated in, or it has reason to believe may have, originated in, a covered country, Rule 13p-1 requires that Enerflex exercise due diligence on the source and chain of custody of such 3TG materials.

Enerflex’s manufactured products were primarily assembled using components obtained from its suppliers. Enerflex is several tiers removed from mining operations and SORs and has no visibility into the upstream supply chain beyond its direct suppliers. Enerflex thus had to request its suppliers’ assistance in collecting information regarding the presence of 3TG materials in the components supplied to Enerflex and, if present, information regarding the sourcing of such 3TG materials.

Information on the presence and sourcing of 3TG materials in the components supplied to Enerflex was collected and stored using an online platform provided by a third party vendor, Source Intelligence. This platform utilized the EICC-GeSI Conflict Minerals Due Diligence Template (the “EICC-GeSI Template”), which includes standard supply chain survey and information tracking methods, to determine whether Enerflex’s manufactured products contained 3TG materials minerals necessary to their functionality or production and to perform its RCOI. In an effort to increase awareness among Enerflex’s suppliers of its conflict minerals compliance program, as well as the applicable SEC regulations and related frequently asked questions (“FAQs”) concerning conflict minerals compliance, Source Intelligence introduced each of Enerflex’s suppliers to the Conflict Minerals Supplier Resource Center maintained by Source Intelligence on its website. Enerflex undertook this step as an elevated tool to facilitate a deeper understanding of its conflict minerals program and why Enerflex is requesting information from them.

Conflict Minerals Compliance Program (CMCP) Description

The U.S. Securities and Exchange Commission (SEC) Final Conflict Minerals Rule (1) (SEC Final Rule) requires a three-step compliance process: the first step is determining the applicability of the rule; the second step is conducting a RCOI to determine whether or not there is reason to believe that 3TG, also referred to as conflict minerals, from the Democratic Republic of Congo or adjoining countries are present in the company’s products; and if so, the third step is conducting due diligence to determine the source and origin of those conflict minerals based on the facilities SORs in which they were processed. Companies requiring due diligence must use a nationally or internationally recognized standard such as the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance (2)) to meet the SEC regulatory requirements. The sections below describe Source Intelligence’s approach to meet each of the three steps in the SEC Final Rule compliance process; these activities were completed in concert with Enerflex’s internal regulatory compliance program activities.

(1)	Securities and Exchange Commission, 17 CFR Parts 240 and 249b, http://www.sec.gov/rules/final/2012/34-67716.pdf.
(2)	OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

SEC Final Rule Applicability Determination

The first step in SEC Final Rule compliance is examining rule applicability to a given organization’s activities. According to the Final Rule, there are four decision criteria: (1) whether the organization files reports with the SEC under Sections 13(a) or 15(d) of the Exchange Act; (2) whether the organization manufactures or contracts to manufacture products; (3) whether conflict minerals are “necessary to the functionality” or “necessary to the production” of such products and (4) whether the necessary conflict minerals were outside the supply chain prior to January 31, 2013.(3)

To aid Enerflex in the supplier scoping process, all Tier 1 suppliers were included in the RCOI performed by Source Intelligence. Prior to being asked to provide conflict minerals data, suppliers were asked a series of questions to determine whether the products they supply to Enerflex contain 3TG which is necessary to the functionality or production, whether Enerflex influences the design of such products, and whether the products were supplied to Enerflex during the 2022 reporting year. This information was used to determine which suppliers were in scope for regulatory purposes and thus asked to provide additional conflict minerals information. Lists of suppliers classified as out of scope were provided to Enerflex for review and suppliers re-engaged as needed if requested by Enerflex based on additional information regarding the products they supply and the nature of the relationship with Enerflex.

Enerflex provided to Source Intelligence a list of Tier 1 suppliers determined to be in-scope for regulatory purposes based on Enerflex’s influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in Rule 13p-1) and potential use of 3TG. These suppliers were engaged following the RCOI process described below.

Reasonable Country of Origin Inquiry

To complete the RCOI required by the SEC Final Rule, Source Intelligence engaged Enerflex’s suppliers to collect information about the presence and sourcing of 3TG used in the products and components supplied to Enerflex. The program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (CMRT). Only CMRT’s version 6.22 or higher were accepted. Suppliers were offered two options to submit the required information, either by uploading the CMRT in MS Excel format or by completing an online survey version of this template directly in the Source Intelligence platform. In certain cases, if a supplier was unable to complete on the platform, Enerflex or Source Intelligence uploaded the CMRT on their behalf.

Supplier Engagement

Enerflex provided Source Intelligence with at least one method of contact for each Tier 1 supplier designated as in-scope (email address, telephone number, facsimile number, or mailing address). Email was the preferred method of communication.

The RCOI began with an introduction email from Enerflex to suppliers describing the Conflict Minerals Compliance Program (CMCP) requirements and identifying Source Intelligence as a partner in the process. Following that introduction email, Source Intelligence sent a subsequent email to suppliers containing a registration and survey request link for the on-line data collection platform.

(3)	Conflict minerals are considered “outside the supply chain” if they were smelted or refined or were outside of a covered country prior to January 31, 2013.

Subsequent engagement followed these steps:

•	Following the initial introductions to the program and information request, up to 7 reminder emails were sent to each non-responsive supplier requesting survey completion.

New Information Cut-off

In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of May 16, 2023 to provide information about the metal processors present in their supply chains for the 2022 reporting year.

Information Requested

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the Source Intelligence system or to provide this information in the online survey version.

Enerflex chose to give their suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified.

Suppliers were requested to provide an electronic signature before submitting their data to Enerflex to verify that all answers submitted were accurate to the best of the supplier’s knowledge but the suppliers were not required to provide an electronic signature to submit their data.

Quality Assurance

Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” (QC) flags were raised, suppliers were automatically contacted by the Source Intelligence platform on a bi-weekly basis up to 3 contacts.

•	One or more SORs were listed for an unused metal;

•	SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor (4) ;

•	Supplier answered yes to sourcing from the DRC, but none of the SORs listed are known to source from the region;

•	Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•	Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;

•	Supplier indicated they have not provided all applicable SOR information received; and

•	Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

(4)

Source Intelligence maintains a smelter/refiner database to document which companies are known metal processors (i.e., verified), which companies are exclusive recyclers, mine country of origin information, and DRC conflict-free certification status. Source Intelligence collects SOR data submitted by suppliers via CMRTs and compares it against its existing database. Supplier responses listing entities that are not verified smelters/refiners are flagged and suppliers are asked for further clarification.

RCOI Results

A total of 793 Tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by Source Intelligence. The response rate among these suppliers was 24%. Of these responding suppliers, 36% indicated one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to Enerflex. Source Intelligence provided Enerflex a RY 2022 CMCP Data Summary with detailed information regarding the smelters/refiners reported to be in Enerflex’s supply chain and the associated mine countries of origin. Based on Source Intelligence’s smelter/refiner database, and as shown in the CMCP Data Summary, there was an indication of DRC sourcing or location in the DRC for 52 out of 344 verified smelters/refiners (5).

Source Intelligence Due Diligence Process

For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation is needed to determine the source and chain-of-custody of the regulated metals. Source Intelligence relies on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. Source Intelligence has become an official vendor member of the Responsible Minerals Initiative (RMI) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. This membership provides Source Intelligence access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, RMI Stakeholders Call, and RMI Plenary.

If the SOR is not certified by these internationally-recognized schemes, Source Intelligence attempts to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SORs takes to track the chain-of-custody on the source of its mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts are made by Source Intelligence to SORs to gather information on mine country of origin and sourcing practices.

A list of Enerflex’s SORs with indications of RMI Country Risk Levels along with certification statuses was provided in the Source Intelligence RY 2022 CMCP Data Summary.

Measures to Address Risks within the Supply Chain

In preparation for the due diligence performed for the reporting period, the Company worked with Source Intelligence to implement its due diligence efforts on the source and supply chain of its conflict minerals in order to mitigate the risk that its conflict minerals benefit armed groups in the covered countries, including by working with Source Intelligence to continue providing assistance and education for conflict minerals programs for our suppliers so that the compliance requirements can flow to more levels of our supply chain.

(5)

The information in the smelter/refiner database begins with supplier-provided information (CMRT data); Source Intelligence then performs additional research (internet, industry and government associations) and outreach (email and telephone) directly with these companies to confirm the data provided via CMRTs. The Source Intelligence Smelter Verification and Outreach Process includes research in an attempt to verify types of metal processing performed (including exclusive recycling), mine countries of origin, conflict-free certification status, and due diligence measures being conducted for those entities who are not conflict-free certified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

ENERFLEX LTD.

By:	/s/ Matthew Lemieux
Matthew Lemieux
Interim Chief Financial Officer

TABLE 1

Smelter/Refiner Disclosure

Set forth below are the known SORs that processed the 3TG materials present in our manufactured products and the possible countries of origin of such 3TG materials. The Company’s efforts to determine the mine or location of origin of these 3TGs are described above in this Conflict Minerals Report.

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	8853 S.p.A.	CID002763	Italy
Gold	ABC Refinery Pty Ltd.	CID002920	Australia
Gold	Abington Reldan Metals, LLC	CID002708	United States	RMAP
Gold	Advanced Chemical Company	CID000015	United States	RMAP
Gold	African Gold Refinery	CID003185	Uganda
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	RMAP
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	RMAP
Gold	Albino Mountinho Lda.	CID002760	Portugal
Gold	Alexy Metals	CID003500	United States	RMAP
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	LBMA, RJC, RMAP
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	LBMA, RMAP
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	LBMA, RMAP
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	LBMA, RMAP
Gold	Asahi Pretec Corp.	CID000082	Japan	LBMA, RMAP
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	LBMA, RMAP
Gold	Asahi Refining USA Inc.	CID000920	United States	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	AU Traders and Refiners	CID002850	South Africa
Gold	Augmont Enterprises Private Limited	CID003461	India	RMAP – Active
Gold	Aurubis AG	CID000113	Germany	LBMA, RMAP
Gold	Bangalore Refinery	CID002863	India	RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	LBMA, RMAP
Gold	Boliden AB	CID000157	Sweden	LBMA, RMAP
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	LBMA, RJC, RMAP
Gold	C.I Metales Procesados Industriales SAS	CID003421	Colombia	RMAP – Active
Gold	Caridad	CID000180	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	LBMA, RMAP
Gold	Cendres + Metaux S.A.	CID000189	Switzerland
Gold	CGR Metalloys Pvt Ltd.	CID003382	India

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Chimet S.p.A.	CID000233	Italy	LBMA, RMAP
Gold	Chugai Mining	CID000264	Japan	RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	LBMA
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates
Gold	Dongwu Gold Group	CID003663	China
Gold	Dowa	CID000401	Japan	RMAP
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	RMAP
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	India
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	RMAP
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates
Gold	Geib Refining Corporation	CID002459	United States	RMAP
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	India	RMAP - Active
Gold	Gold by Gold Colombia	CID003641	Colombia	RMAP
Gold	Gold Coast Refinery	CID003186	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	LBMA, RMAP
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	LBMA
Gold	Guangdong Jinding Gold Limited	CID002312	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Heimerle + Meule GmbH	CID000694	Germany	LBMA, RMAP
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	LBMA, RJC, RMAP
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of
Gold	Industrial Refining Company	CID002587	Belgium

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	LBMA, RMAP
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	LBMA, RMAP
Gold	Istanbul Gold Refinery	CID000814	Turkey	LBMA, RMAP
Gold	Italpreziosi	CID002765	Italy	RJC, RMAP
Gold	JALAN & Company	CID002893	India
Gold	Japan Mint	CID000823	Japan	LBMA, RMAP
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	LBMA, RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation
Gold	JSC Uralelectromed	CID000929	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	LBMA, RMAP
Gold	K.A. Rasmussen	CID003497	Norway
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan
Gold	Kazzinc	CID000957	Kazakhstan	LBMA, RMAP
Gold	Kennecott Utah Copper LLC	CID000969	United States	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	RMAP
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	RMAP
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	RMAP
Gold	Kundan Care Products Ltd.	CID003463	India
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation
Gold	L’azurde Company For Jewelry	CID001032	Saudi Arabia
Gold	L’Orfebre S.A.	CID002762	Andorra	RMAP
Gold	Lingbao Gold Co., Ltd.	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	LBMA, RMAP
Gold	LT Metal Ltd.	CID000689	Korea, Republic of	RMAP
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Gold	Marsam Metals	CID002606	Brazil
Gold	Materion	CID001113	United States	RMAP
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	LBMA, RMAP
Gold	MD Overseas	CID003548	India
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa	RMAP
Gold	Metallix Refining Inc.	CID003557	United States
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	LBMA, RJC, RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	RJC, RMAP
Gold	Metalor Technologies S.A.	CID001153	Switzerland	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	CID001157	United States	LBMA, RJC, RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	LBMA, RMAP
Gold	Mitsubishi Materials Corporation	CID001188	Japan	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	LBMA, RMAP
Gold	Modeltech Sdn Bhd	CID002857	Malaysia
Gold	Morris and Watson	CID002282	New Zealand
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	LBMA, RMAP
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	RMAP
Gold	NH Recytech Company	CID003189	Korea, Republic of	RMAP
Gold	Nihon Material Co., Ltd.	CID001259	Japan	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	RMAP
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	Russian Federation
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation
Gold	PAMP S.A.	CID001352	Switzerland	LBMA, RMAP
Gold	Pease & Curren	CID002872	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	LBMA, RMAP
Gold	PX Precinox S.A.	CID001498	Switzerland	LBMA, RMAP
Gold	QG Refining, LLC	CID003324	United States
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	LBMA, RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China
Gold	REMONDIS PMR B.V.	CID002582	Netherlands	RMAP
Gold	Royal Canadian Mint	CID001534	Canada	LBMA, RMAP
Gold	SAAMP	CID002761	France	RJC, RMAP
Gold	Sabin Metal Corp.	CID001546	United States
Gold	Safimet S.p.A	CID002973	Italy
Gold	SAFINA A.S.	CID002290	Czech Republic	RMAP
Gold	Sai Refinery	CID002853	India
Gold	Samduck Precious Metals	CID001555	Korea, Republic of

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Colombia	RMAP
Gold	Sellem Industries Ltd.	CID003540	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	LBMA, RMAP
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China	LBMA, RMAP
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	LBMA, RMAP
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	China
Gold	Shirpur Gold Refinery Ltd.	CID002588	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	LBMA, RMAP
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	LBMA, RMAP
Gold	Sovereign Metals	CID003383	India
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania
Gold	Sudan Gold Refinery	CID002567	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	LBMA, RMAP
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	RMAP
Gold	Super Dragon Technology Co., Ltd.	CID001810	Taiwan
Gold	T.C.A S.p.A	CID002580	Italy	LBMA, RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	LBMA, RMAP
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	RMAP
Gold	Torecom	CID001955	Korea, Republic of	RMAP
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	CID001993	United States	RMAP
Gold	Valcambi S.A.	CID002003	Switzerland	LBMA, RJC, RMAP
Gold	WEEEREFINING	CID003615	France	RMAP - Active
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	LBMA, RMAP
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	RMAP
Gold	Yamakin Co., Ltd.	CID002100	Japan	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	RMAP
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	LBMA, RMAP
Tantalum	5D Production OU	CID003926	Estonia
Tantalum	AMG Brasil	CID001076	Brazil	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	RMAP
Tantalum	D Block Metals, LLC	CID002504	United States	RMAP
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	RMAP
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	RMAP
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	RMAP
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	RMAP
Tantalum	H.C. Starck Inc.	CID002548	United States	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	RMAP
Tantalum	KEMET de Mexico	CID002539	Mexico	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	RMAP
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	RMAP
Tantalum	NPM Silmet AS	CID001200	Estonia	RMAP
Tantalum	QuantumClean	CID001508	United States	RMAP
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China	RMAP
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	RMAP
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	RMAP
Tantalum	TANIOBIS GmbH	CID002545	Germany	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	RMAP
Tantalum	Telex Metals	CID001891	United States	RMAP
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	RMAP
Tin	Alpha	CID000292	United States	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	RMAP
Tin	China Tin Group Co., Ltd.	CID001070	China	RMAP
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil	RMAP
Tin	CRM Synergies	CID003524	Spain	RMAP
Tin	CV Ayi Jaya	CID002570	Indonesia	RMAP
Tin	CV Venus Inti Perkasa	CID002455	Indonesia	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China
Tin	Dowa	CID000402	Japan	RMAP
Tin	DS Myanmar	CID003831	Myanmar	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
Tin	EM Vinto	CID000438	Bolivia	RMAP
Tin	Estanho de Rondonia S.A.	CID000448	Brazil	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil	RMAP
Tin	Fenix Metals	CID000468	Poland	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	RMAP
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	RMAP
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Brazil	RMAP
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	RMAP
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil
Tin	Metallic Resources, Inc.	CID001142	United States	RMAP
Tin	Metallo Belgium N.V.	CID002773	Belgium	RMAP
Tin	Metallo Spain S.L.U.	CID002774	Spain	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	Mineracao Taboca S.A.	CID001173	Brazil	RMAP
Tin	Minsur	CID001182	Peru	RMAP
Tin	Mitsubishi Materials Corporation	CID001191	Japan	RMAP
Tin	Modeltech Sdn Bhd	CID002858	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Tin	Novosibirsk Processing Plant Ltd.	CID001305	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	RMAP
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	RMAP
Tin	Pongpipat Company Limited	CID003208	Myanmar
Tin	Precious Minerals and Smelting Limited	CID003409	India
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia	RMAP
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	RMAP
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	RMAP
Tin	PT Babel Inti Perkasa	CID001402	Indonesia	RMAP
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia	RMAP
Tin	PT Bangka Prima Tin	CID002776	Indonesia	RMAP
Tin	PT Bangka Serumpun	CID003205	Indonesia	RMAP
Tin	PT Bangka Tin Industry	CID001419	Indonesia	RMAP - Progressing
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia	RMAP - Active
Tin	PT Bukit Timah	CID001428	Indonesia	RMAP
Tin	PT Cipta Persada Mulia	CID002696	Indonesia	RMAP
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	RMAP
Tin	PT Mitra Stania Prima	CID001453	Indonesia	RMAP
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia	RMAP
Tin	PT Panca Mega Persada	CID001457	Indonesia
Tin	PT Premium Tin Indonesia	CID000313	Indonesia	RMAP
Tin	PT Prima Timah Utama	CID001458	Indonesia	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Indonesia	RMAP
Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia	RMAP
Tin	PT Refined Bangka Tin	CID001460	Indonesia	RMAP
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia	RMAP
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	RMAP
Tin	PT Sukses Inti Makmur	CID002816	Indonesia	RMAP
Tin	PT Timah Nusantara	CID001486	Indonesia	RMAP - Active
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	RMAP
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	RMAP
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	RMAP - ECAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia
Tin	PT Tommy Utama	CID001493	Indonesia	RMAP
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	RMAP
Tin	Rui Da Hung	CID001539	Taiwan	RMAP
Tin	Super Ligas	CID002756	Brazil	RMAP—Active
Tin	Thaisarco	CID001898	Thailand	RMAP
Tin	Tin Technology & Refining	CID003325	United States	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	RMAP
Tin	Yunnan Tin Company Limited	CID002180	China	RMAP
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	RMAP
Tungsten	ACL Metais Eireli	CID002833	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil	RMAP - ECAP
Tungsten	Artek LLC	CID003553	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	RMAP
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	RMAP
Tungsten	China Molybdenum Co., Ltd.	CID002641	China	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil	RMAP
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	Korea, Republic of	RMAP - Progressing
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China	RMAP
Tungsten	Fujian Xinlu Tungsten	CID003609	China	RMAP
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China	RMAP
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	RMAP
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	RMAP
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	RMAP
Tungsten	HANNAE FOR T Co., Ltd.	CID003978	Korea, Republic of
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	RMAP
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	RMAP
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	RMAP
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417	China	RMAP
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	CID003408	Russian Federation
Tungsten	Kennametal Fallon	CID000966	United States	RMAP
Tungsten	Kennametal Huntsville	CID000105	United States	RMAP
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan	RMAP
Tungsten	LLC Vostok	CID003643	Russian Federation
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	RMAP
Tungsten	Masan High-Tech Materials	CID002543	Viet Nam	RMAP
Tungsten	Moliren Ltd.	CID002845	Russian Federation
Tungsten	Niagara Refining LLC	CID002589	United States	RMAP
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation
Tungsten	OOO “Technolom” 1	CID003614	Russian Federation
Tungsten	OOO “Technolom” 2	CID003612	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany	RMAP
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	Viet Nam	RMAP
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	RMAP
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	China

TABLE 2

Country of Origin

Metal	Country of Origin
Gold	Andorra
Gold	Argentina
Gold	Armenia
Gold	Australia
Gold	Austria
Gold	Belgium
Gold	Bermuda
Gold	Bolivia
Gold	Brazil
Gold	Burundi
Gold	Cambodia
Gold	Canada
Gold	Chile
Gold	China
Gold	Colombia
Gold	Congo (Brazzaville)
Gold	Czech Republic
Gold	Djibouti
Gold	DRC- Congo (Kinshasa)
Gold	Ecuador
Gold	Egypt
Gold	Estonia
Gold	Ethiopia
Gold	Finland
Gold	France
Gold	Germany
Gold	Ghana
Gold	Guinea
Gold	Guyana
Gold	Hong Kong
Gold	Hungary
Gold	India
Gold	Indonesia
Gold	Ireland
Gold	Israel
Gold	Italy
Gold	Ivory Coast
Gold	Japan

Metal	Country of Origin
Gold	Jersey
Gold	Kazakhstan
Gold	Korea, Republic of
Gold	Kyrgyzstan
Gold	Laos
Gold	Lithuania
Gold	Luxembourg
Gold	Madagascar
Gold	Malaysia
Gold	Mali
Gold	Mauritania
Gold	Mexico
Gold	Mongolia
Gold	Mozambique
Gold	Myanmar
Gold	Namibia
Gold	Netherlands
Gold	New Zealand
Gold	Niger
Gold	Nigeria
Gold	Norway
Gold	Papua New Guinea
Gold	Peru
Gold	Philippines
Gold	Poland
Gold	Portugal
Gold	Russian Federation
Gold	Rwanda
Gold	Saudi Arabia
Gold	Sierra Leone
Gold	Singapore
Gold	Slovakia
Gold	South Africa
Gold	Spain
Gold	Sudan
Gold	Suriname
Gold	Sweden
Gold	Switzerland
Gold	Taiwan

Metal	Country of Origin
Gold	Tajikistan
Gold	Tanzania
Gold	Thailand
Gold	Turkey
Gold	Uganda
Gold	United Arab Emirates
Gold	United Kingdom
Gold	United States
Gold	Uzbekistan
Gold	Viet Nam
Gold	Zambia
Gold	Zimbabwe
Tantalum	Angola
Tantalum	Argentina
Tantalum	Australia
Tantalum	Austria
Tantalum	Belarus
Tantalum	Belgium
Tantalum	Bolivia
Tantalum	Brazil
Tantalum	Burundi
Tantalum	Cambodia
Tantalum	Canada
Tantalum	Central African Republic
Tantalum	Chile
Tantalum	China
Tantalum	Colombia
Tantalum	Congo (Brazzaville)
Tantalum	Czech Republic
Tantalum	Djibouti
Tantalum	DRC- Congo (Kinshasa)
Tantalum	Ecuador
Tantalum	Egypt
Tantalum	Estonia
Tantalum	Ethiopia
Tantalum	France
Tantalum	Germany
Tantalum	Ghana
Tantalum	Guinea
Tantalum	Guyana
Tantalum	Hungary

Metal	Country of Origin
Tantalum	India
Tantalum	Indonesia
Tantalum	Ireland
Tantalum	Israel
Tantalum	Italy
Tantalum	Ivory Coast
Tantalum	Japan
Tantalum	Jersey
Tantalum	Kazakhstan
Tantalum	Kenya
Tantalum	Korea, Republic of
Tantalum	Laos
Tantalum	Luxembourg
Tantalum	Madagascar
Tantalum	Malaysia
Tantalum	Mali
Tantalum	Mexico
Tantalum	Mongolia
Tantalum	Mozambique
Tantalum	Myanmar
Tantalum	Namibia
Tantalum	Netherlands
Tantalum	Niger
Tantalum	Nigeria
Tantalum	Peru
Tantalum	Philippines
Tantalum	Poland
Tantalum	Portugal
Tantalum	Russian Federation
Tantalum	Rwanda
Tantalum	Sierra Leone
Tantalum	Singapore
Tantalum	Slovakia
Tantalum	South Africa
Tantalum	South Sudan
Tantalum	Spain
Tantalum	Suriname
Tantalum	Switzerland
Tantalum	Taiwan
Tantalum	Tanzania
Tantalum	Thailand

Metal	Country of Origin
Tantalum	Uganda
Tantalum	United Kingdom
Tantalum	United States
Tantalum	Viet Nam
Tantalum	Zambia
Tantalum	Zimbabwe
Tin	Angola
Tin	Argentina
Tin	Armenia
Tin	Australia
Tin	Austria
Tin	Belgium
Tin	Bolivia
Tin	Brazil
Tin	Burundi
Tin	Cambodia
Tin	Canada
Tin	Central African Republic
Tin	Chile
Tin	China
Tin	Colombia
Tin	Congo (Brazzaville)
Tin	Czech Republic
Tin	Djibouti
Tin	DRC- Congo (Kinshasa)
Tin	Ecuador
Tin	Egypt
Tin	Estonia
Tin	Ethiopia
Tin	France
Tin	Germany
Tin	Guyana
Tin	Hong Kong
Tin	Hungary
Tin	India
Tin	Indonesia
Tin	Ireland
Tin	Israel
Tin	Ivory Coast
Tin	Japan
Tin	Jersey

Metal	Country of Origin
Tin	Kazakhstan
Tin	Kenya
Tin	Korea, Republic of
Tin	Kyrgyzstan
Tin	Laos
Tin	Luxembourg
Tin	Madagascar
Tin	Malaysia
Tin	Mexico
Tin	Mongolia
Tin	Morocco
Tin	Mozambique
Tin	Myanmar
Tin	Namibia
Tin	Netherlands
Tin	Niger
Tin	Nigeria
Tin	Papua New Guinea
Tin	Peru
Tin	Philippines
Tin	Poland
Tin	Portugal
Tin	Russian Federation
Tin	Rwanda
Tin	Sierra Leone
Tin	Singapore
Tin	Slovakia
Tin	South Africa
Tin	South Sudan
Tin	Spain
Tin	Suriname
Tin	Sweden
Tin	Switzerland
Tin	Taiwan
Tin	Tanzania
Tin	Thailand
Tin	Turkey
Tin	Uganda
Tin	United Kingdom
Tin	United States
Tin	Uzbekistan

Metal	Country of Origin
Tin	Viet Nam
Tin	Zambia
Tin	Zimbabwe
Tungsten	Angola
Tungsten	Argentina
Tungsten	Australia
Tungsten	Austria
Tungsten	Belgium
Tungsten	Bolivia
Tungsten	Brazil
Tungsten	Burundi
Tungsten	Cambodia
Tungsten	Canada
Tungsten	Central African Republic
Tungsten	Chile
Tungsten	China
Tungsten	Colombia
Tungsten	Congo (Brazzaville)
Tungsten	Czech Republic
Tungsten	Djibouti
Tungsten	DRC- Congo (Kinshasa)
Tungsten	Ecuador
Tungsten	Egypt
Tungsten	Estonia
Tungsten	Ethiopia
Tungsten	France
Tungsten	Germany
Tungsten	Guinea
Tungsten	Guyana
Tungsten	Hungary
Tungsten	India
Tungsten	Indonesia
Tungsten	Ireland
Tungsten	Israel
Tungsten	Ivory Coast
Tungsten	Japan
Tungsten	Kazakhstan
Tungsten	Korea, Republic of

Metal	Country of Origin
Tungsten	Laos
Tungsten	Luxembourg
Tungsten	Madagascar
Tungsten	Malaysia
Tungsten	Mexico
Tungsten	Mongolia
Tungsten	Mozambique
Tungsten	Myanmar
Tungsten	Namibia
Tungsten	Netherlands
Tungsten	Niger
Tungsten	Nigeria
Tungsten	Papua New Guinea
Tungsten	Peru
Tungsten	Philippines
Tungsten	Portugal
Tungsten	Russian Federation
Tungsten	Rwanda
Tungsten	Sierra Leone
Tungsten	Singapore
Tungsten	Slovakia
Tungsten	South Africa
Tungsten	South Sudan
Tungsten	Spain
Tungsten	Suriname
Tungsten	Switzerland
Tungsten	Taiwan
Tungsten	Tanzania
Tungsten	Thailand
Tungsten	Uganda
Tungsten	United Kingdom
Tungsten	United States
Tungsten	Viet Nam
Tungsten	Zambia
Tungsten	Zimbabwe

Independent Private Sector Audit

We have determined that a private sector audit is not required under Rule 13p-1 for 2022.